EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of The Medical Exchange, Inc. (the "Company") on Form 10-QSB for the three months ended March 31, 2007 (the "Report") filed with the Securities and Exchange Commission, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, to such officer’s knowledge, that :

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MAY 21, 2007

/s/ MICHAEL GOLDBERG
MICHAEL GOLDBERG
ACTING CHIEF EXECUTIVE OFFICER
(PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE MEDICAL EXCHANGE INC.  AND WILL BE RETAINED BY THE MEDICAL EXCHANGE INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.